UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2016

AzurRx BioPharma, Inc.
(Exact name of registrant as specified in its charter)
Delaware

001-37853	46-4993860
(Commission File Number)	(IRS Employer Identification No.)

760 Parkside Avenue
Downstate Biotechnology Incubator, Suite 217
Brooklyn, New York 11226

(Address of principal executive offices and zip code)

(646) 699-7855

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 11, 2016, AzurRx BioPharma Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with WallachBeth Capital, LLC and Network 1 Financial Securities, Inc. (the “Underwriters”), as representatives of the several underwriters named in Schedule I to the Underwriting Agreement, related to the Company’s initial public offering of 960,000 shares of the Company’s common stock, at a price of $5.50 per share, less $0.605 constituting the underwriting commissions and non-accountable expense allowance. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 144,000 shares of common stock to cover over-allotments, if any. Total gross proceeds from the offering were $5,280,000.

The offering was made pursuant to the Company’s effective registration statement on Form S-1, as amended (Registration Statement No. 333-212511), filed with the Securities and Exchange Commission. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On October 11, 2016, the Company issued a press release announcing that it had priced the initial public offering described in Item 1.01 of this Current Report. The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated October 11, 2016.

99.1	Press Release dated October 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AZURRX BIOPHARMA, INC. By: /s/ Johan M. (Thijs) Spoor Name: Johan M. (Thijs) Spoor Title: President and CEO
Dated: October 14, 2016